PERSPECTIVE II (09/16) Primary Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Social Security Number Date of Birth Email Address Phone Number (include area code) Linking/BIN/Brokerage Acct. Number (if applicable) (mm/dd/yyyy) Page 1 of 11 NV7173 09/16 Home Office: Purchase, NY 10577 www.jackson.com INDIVIDUAL VARIABLE AND FIXED NVDA 620SS 09/16 Individual/Joint Corporation/Pension PlanCustodian Government Entity ANNUITY APPLICATION (VA620NY 09/12) Jackson of NY pre-assigned Contract Number Tax ID Numberor Trust (print clearly) Sex Male Female U.S. Citizen Yes No (if applicable) Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Mailing Address Line 1 Mailing Address City State ZIP Physical Address Line 2 Mailing Address Line 2 Jackson National Life Insurance Company of New York Customer Care: 800-599-5651 Bank or Financial Institution Customer Care: 888-464-7779 Fax: 888-576-8383 Hours: 8:00 a.m. to 8:00 p.m. ET Email: contactus@jackson.com First Class Mail: P.O. Box 30314 Lansing, MI 48909-7814 Overnight Mail: 1 Corporate Way Lansing, MI 48951 PLEASE PRINT CLEARLY Type of Ownership: Please see the Good Order Checklist for additional requirements. For entity owned, tax qualified contracts (except for Trust owned), the entity owner's W-9 or substitute W-9 should be on file prior to taking a distribution. If not, the distribution may require the mandatory IRA Foreign Withholding.

Page 2 of 11 NV7173 09/16 LONG-TERM SMART NVDA 620SS 09/16 First Name Middle Name Last Name Relationship to Owner Social Security Number Email Address Phone Number (include area code) (print clearly) Sex Male Female U.S. Citizen Yes No Physical Address Line 1 (No P.O. Boxes) City State ZIP Line 2 Date of Birth (mm/dd/yyyy) First Name Middle Name Last Name Social Security Number Phone Number (include area code) Sex Male Female U.S. Citizen Yes No Physical Address Line 1 (No P.O. Boxes) City State ZIP Line 2 Date of Birth (mm/dd/yyyy) Contingent Annuitant No Joint Annuitant First Name Middle Name Last Name Relationship to Primary Annuitant Social Security Number Phone Number (include area code) Sex Male Female U.S. Citizen Yes No Physical Address Line 1 (No P.O. Boxes) City State ZIP Line 2 Date of Birth (mm/dd/yyyy) Joint Owner Primary Annuitant Joint/Contingent Annuitant Complete this section if different than Owner. If Primary Annuitant section is left blank, the Annuitant will default to the Owner. Contingent Annuitant must be Annuitant's spouse. Available only on a Qualified plan custodial account when electing a Joint GMWB. Complete this section if different than Joint Owner. If Joint Annuitant section is left blank, the Joint Annuitant will default to the Joint Owner. In the case of Joint Owners, all correspondence and required documentation will be sent to the address of the Primary Owner.

LONG-TERM SMART Page 3 of 11 NV7173 09/16NVDA 620SS 09/16 Beneficiary(ies) Primary %Percentage ofDeath Benefit First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) City State ZIP Line 2 Social Security Number Relationship to OwnerDate of Birth (mm/dd/yyyy) Primary %Percentage ofDeath Benefit First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) City State ZIP Line 2 Social Security Number Relationship to OwnerDate of Birth (mm/dd/yyyy) Primary %Percentage ofDeath Benefit First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) City State ZIP Line 2 Social Security Number Relationship to OwnerDate of Birth (mm/dd/yyyy) Contingent Contingent Sex Male Female Sex Male Female Sex Male Female It is required for Good Order that the Death Benefit Percentage be whole numbers and must total 100% for each beneficiary type. If Percentage of Death Benefit is left blank, all beneficiaries will receive equal shares. Please use form N3041 for additional beneficiaries.

Annuity Type Page 4 of 11 NV7173 09/16 LONG-TERM SMART NVDA 620SS 09/16 Premium Payment Select method of payment and note approximate amount: External Transfer Check Attached Wire Internal Transfer IRA - Traditional* Roth IRA* Other: SEP Roth Conversion *Tax Contribution Years and Amounts: Year: $ Non-Tax Qualified Stretch IRA Non-Qualified Stretch Year: $ Transfer Information Company releasing funds Account number $ $ Full Partial Full Partial Yes No Yes No IRC 1035 Exchange Direct Transfer Non-1035 Exchange Non-Direct RolloverDirect Rollover Non-Qualified Plan Types: All Other Plan Types: Annuitization/Income Date Specify Income Date (mm/dd/yyyy) 403(b) TSA Check In Transit Maturity date Statement Regarding Replacement of Existing Policies or Annuity Contracts Do you intend to replace an existing life insurance policy or annuity contract? No Yes $ $ $ $ Anticipated transfer amount Transfer Type Client Initiated Please check the appropriate box(es) under the " Transfer Type" and " Client Initiated" headings. Jackson of NY will only request the funds if the " Client Initiated" section is left blank or checked " No." If an Annuitization/Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract. One account number per box. Please also submit form N3783 for external transfers. $ It is required for Good Order that this entire section be completed. If replacing, please provide the Jackson National Life Insurance Company of New York (Jackson of NY) pre-assigned Contract number. Please complete all necessary forms as required by New York Regulation 60. Jackson of NY pre-assigned Contract number:

Premium Allocation Page 5 of 11 NV7173 09/16 LONG-TERM SMART NVDA 620SS 09/16 Systematic Investment (periodic premium reallocation programs) Please read the Important Information related to Systematic Investments in the Notice to Applicant section on page 10. Frequency: Monthly Quarterly Semiannually Annually Start Date (mm/dd/yyyy): OR Immediately after issue. % Traditional Investments Equity Investments JNL/American Funds Global Small (341) JNL/American Funds Growth-Income (342) JNL/BlackRock Large Cap Select Growth (102) JNL/Capital Guardian Global Balanced (150) JNL/DFA U.S. Core Equity (115) JNL/Franklin Templeton Founding Strategy (062) JNL Multi-Manager Small Cap Value (208) JNL/American Funds Blue Chip Income and (339)Growth Capitalization (069)Global Growth JNL/Franklin Templeton JNL/Franklin Templeton Income (075) Equity Investments (cont. from previous column) % Traditional Investments Small Cap Growth (195) JNL/Invesco JNL/JPMorgan MidCap Growth (101) JNL Multi-Manager Small Cap Growth (116) JNL/Mellon Capital S&P 400 MidCap Index (124) JNL/Mellon Capital S&P 500 Index (123) JNL/Mellon Capital Small Cap Index (128) JNL/Morgan Stanley Mid Cap Growth (360) JNL/PPM America Mid Cap Value (293) Equity Investments (cont. from previous column) % Traditional Investments JNL/T. Rowe Price Value (149) (104) JNL/WMC Balanced JNL/WMC Value (179) JNL/Mellon Capital Nasdaq 100 (222) Mid Cap Value (132) JNL/Invesco JNL Multi-Manager Mid Cap (663) JNL/PPM America Small Cap Value (294) JNL/PPM America Value Equity (106) Established Growth (111) JNL/T. Rowe Price JNL/T. Rowe Price Mid-Cap Growth (112) JNL/Franklin Templeton Mutual Shares (064) JNL/Goldman Sachs Mid Cap Value (207) JNL/Oppenheimer Global Growth (173) Tell us how you want your annuity Premiums invested. Whole percentages only. TOTAL ALLOCATION MUST EQUAL 100%. Total number of allocation selections may not exceed 99. Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing. Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section can participate in Automatic Rebalancing. DCA (Dollar Cost Averaging) This request is to establish the Dollar Cost Averaging option. If DCA is selected, the Systematic Investment Form (NV2375) must be attached and completed for " Good Order." Note: If no start date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you select) from the date Jackson of NY applies the initial Premium payment. If no frequency is selected, the frequency will be annual. If the start date indicated is on day 29, 30, or 31 of a month, but the frequency at which the transfer will occur does not always include this date, Jackson of NY will default the start date and all subsequent transfer dates to the 28th.Other Systematic Investment Options may be available. Please see Systematic Investment form (NV2375). I elect Automatic Rebalancing of the Investment Divisions according to the allocations in the Premium Allocation section using the frequency and start date below. If both frequency and start date are left blank, Automatic Rebalancing will not be established. PREMIUM ALLOCATIONS CONTINUED ON PAGE 6.

Premium Allocation Page 6 of 11 NV7173 09/16 LONG-TERM SMART NVDA 620SS 09/16 (Cont. from page 5) % Fixed Account Options 3-Year 1-Year 5-Year 7-Year (041) (043) (045) (047) % Traditional Investments Sector JNL/Mellon Capital Consumer Brands Sector (185) JNL/Mellon Capital Financial Sector (189) JNL/Mellon Capital Healthcare Sector (188) JNL/Mellon Capital Oil & Gas Sector (190) JNL/Mellon Capital Technology Sector (187) % Traditional Investments Specialty JNL/Mellon Capital (243)10 x 10 JNL/Mellon Capital European 30 (299) JNL/Mellon Capital Index 5 (242) JNL/Mellon Capital JNL 5 (224) JNL/Mellon Capital Pacific Rim 30 (298) JNL/Mellon Capital S&P 24 (074) % Traditional Investments Fixed Income % Tactically Managed Strategies JNL/American Funds Global Bond (340) JNL/Crescent High Income (660) JNL/Franklin Templeton Global Multisector Bond (348) JNL/Goldman Sachs Core Plus Bond (110) U.S. Government & Quality Bond (109) JNL/JPMorgan JNL/DoubleLine Total Return (636) Bond Index (133) JNL/Mellon Capital JNL/Neuberger Berman Strategic Income (361) JNL/PIMCO Real Return (078) JNL/PIMCO Total Return Bond (127) JNL/PPM America Floating Rate Income (346) JNL/PPM America High Yield Bond (136) JNL/PPM America Total Return (662) JNL/T. Rowe Price Short-Term Bond (076) Money Market (107) JNL/WMC JNL/PIMCO Credit Income (604) % Alternative Investments JNL/Goldman Sachs U.S. Equity Flex (068) JNL/Invesco Global Real Estate (206) Natural Resources (066) JNL/BlackRock Global Infrastructure and MLP (347) JNL/Brookfield JNL/BlackRock Global Allocation (345) JNL/FPA + DoubleLine (305)Flexible Allocation % Asset Allocation JNL Disciplined Moderate (070) JNL Disciplined Moderate Growth (071) JNL Disciplined Growth (072) Alt 20 (301) JNL Institutional JNL Institutional Alt 35 (302) Alt 50 (303) JNL Institutional JNL/American Funds Balanced Allocation (357) Growth Allocation (358) JNL/American Funds JNL/S&P Managed Conservative (227) JNL/S&P Managed Moderate (226) JNL/S&P Managed Moderate Growth (117) JNL/S&P Managed Growth (118) JNL/S&P Managed Aggressive Growth (119) Specialty (cont. from previous column) % Traditional Investments JNL/Mellon Capital S&P SMid 60 (248) JNL/S&P 4 (292) JNL/S&P Competitive Advantage (274) JNL/S&P Dividend Income & Growth (278) JNL/S&P Intrinsic Value (279) JNL/S&P Mid 3 (363) JNL/S&P Total Yield (280) % Traditional Investments International JNL/American Funds International (343) New World (344) JNL/American Funds JNL/Causeway International Value Select (126) JNL/Franklin Templeton International Small Cap Growth (250) JNL/Invesco China-India (273) JNL/Invesco International Growth (113) JNL/Mellon Capital Emerging Markets Index (349) JNL/Mellon Capital International Index (129) Tell us how you want your annuity Premiums invested. Whole percentages only. TOTAL ALLOCATION MUST EQUAL 100%. Total number of allocation selections may not exceed 99. NOTE: The Contract permits Jackson of NY to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives. (See NOTE)

LONG-TERM SMART Page 7 of 11 NV7173 09/16NVDA 620SS 09/16 Optional Guaranteed Minimum Withdrawal Benefits Optional Benefits are continued on page 8. LifeGuard Freedom Flex For Life GMWB with Annual Step-Up (Ages 35-80) 5% 6% Bonus%: 7% Level 1 Income Stream Level (GAWA%) : Level 2 Level 3 AND LifeGuard Freedom 6 Net w/ Joint Option Joint For Life GMWB with Bonus, Annual Step-Up, and Earnings-Sensitive Withdrawal Amount (Ages 35-80) 1,3,4,5 Level 1 Level 2 Level 3 2 Income Stream Level (GAWA%) :2 Level 4 Level 5 LifeGuard Freedom Flex w/ Joint Option Joint For Life GMWB with Annual Step-Up (Ages 35-80) Bonus%: Income Stream Level (GAWA%) :AND 2 5% Level 1 Level 26% Level 3 1,3,4,5 1,6LifeGuard Freedom Flex DB NY For Life GMWB with 6% Bonus, Annual Step-Up, and Highest Anniversary Value Death Benefit (Ages 35-72) Income Stream Level (GAWA%) : Level 1 Level 2 Level 3 2 LifeGuard Freedom 6 Net For Life GMWB with Bonus, Annual Step-Up, and Earnings-Sensitive Withdrawal Amount (Ages 35-80) Level 1 Level 2 Level 3 Level 4 Level 5 Income Stream Level (GAWA%) :2 MarketGuard Stretch GMWB (Ages 0-80) 7 AutoGuard 5 5% GMWB with Annual Step-Up (Ages 0-80) 1 1 1 Original Owner's Date of Death (mm/dd/yyyy) Level 4 Level 5Optional GMWB Benefits: Additional charges will apply. Please see the prospectus for details. Election Age limitations apply based on the age of the Owner(s) or Covered Lives. Once selected optional benefits cannot be changed. May select only one For Life GMWB or GMWB. May not be selected on beneficiary Stretches or Non-Qualified Stretches. Availability of the Income Stream Levels (Guaranteed Annual Withdrawal Amount percentage (GAWA%) table options) are subject to change. Please consult your representative for availability. Varying charges apply. For Non-Qualified plans, spousal joint ownership required unless non-natural owner, then spousal joint annuitants required. Please ensure the Joint Owner section on page 2 (including the "Relationship to Owner" box) is properly completed. For Qualified plans, excluding custodial accounts, 100% primary spousal Beneficiary designation is required. Please ensure the Primary Beneficiary section on page 3 (including the "Relationship to Owner" box) is properly completed. For Qualified plan custodial accounts, Annuitant's spouse must be designated as Contingent Annuitant. May not be selected in combination with an Optional Death Benefit on page 8. May only be selected on beneficiary Stretches and Non-Qualified Stretches. May not be selected in combination with an Optional Death Benefit on page 8. Must select both a Bonus and Income Stream Level for Good Order. (Must select one) Must select both a Bonus and Income Stream Level for Good Order. (Must select one) (Must select one) If electing a Guaranteed Minimum Withdrawal Benefit, please read the disclosures in the Notice to Applicant section on page 10.

Optional Death Benefits LONG-TERM SMART NVDA 620SS 09/16 Page 8 of 11 NV7173 09/16 Withdrawal Options 4-Year Withdrawal Charge Schedule (Ages 0-85) Other Optional Benefits 1, 2 Guaranteed Minimum Death Benefit Highest Anniversary Value Death Benefit (Ages 0-79) If no Optional Death Benefit is selected your beneficiary(ies) will receive the standard death benefit. Please see the prospectus for details. Optional Death Benefits and Other Optional Benefits: Additional charges will apply. Please see the prospectus for details. Election Age limitations apply based on the age of the Owner(s) or Covered Lives. Once selected optional benefits cannot be changed. If selected, Premium payments will not be accepted after the first Contract Year. May not be selected on beneficiary Stretches, Non-Qualified Stretches or in combination with LifeGuard Freedom Flex DB NY or MarketGuard Stretch on page 7. Notice to Producer/Representative only: If selected, all Program Options may not be available.

Page 9 of 11 NV7173 09/16NVDA 620SS 09/16 LONG-TERM SMART Telephone/Electronic Transfer Authorization Authorized Caller First Name Middle Name Last Name Social Security Number Date of Birth (mm/dd/yyyy) Electronic Delivery Authorization Periodic and immediate confirmation statements Annual and Seminnual reportsProspectuses and prospectus supplements Other Contract-related correspondence ALL DOCUMENTS Do you consent to Electronic Delivery of Documents? Yes No By checking " Yes," I (we) authorize Jackson of NY to accept instructions to initiate or discontinue Systematic Investment options (Rebalancing, Dollar Cost Averaging, Earnings Sweep) or transfer contract values between investment options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, from any Joint Owner, or from my (our) Producer/Representative, subject to Jackson of NY's administrative procedures. Do you consent to Telephone/Electronic Transfer Authorization? Yes No I (We) release Jackson of NY, its affiliates, subsidiaries, and agents from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction. I (We) understand and agree that Jackson of NY reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us). This authorization is not extended to Authorized Callers. If you want to authorize an individual other than your Producer/Representative to receive Contract information via telephone, please list that individual's information here. This authorization is not extended to Telephone/ Electronic Transfer Authorization. If no election is made, Jackson of NY will default to " No." My email address is: I (We) will notify the company of any new email address. If no election is made, Jackson of NY will default to " No." Selection of "ALL DOCUMENTS" excludes quarterly statements. Check the box(es) next to the types of documents you wish to receive electronically. If Electronic Delivery is authorized, but no document type is selected, the selection will default to "All Documents." This consent will continue until revoked and will cover delivery to you in the form of an email or by notice to you of a document's availability on Jackson of NY's website. For jointly owned contracts, all Joint Owners are consenting to electronic delivery and use of the single email address above. Please contact the appropriate Jackson of NY Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson of NY's website (www.jackson.com) is required for electronic delivery of Contract-related correspondence. The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with internet access, an active email account and Adobe Acrobat Reader. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com. There is no charge for electronic delivery of electronic communications, although you may incur the costs of internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic documents and communications from Jackson of NY. Please make certain you have given Jackson of NY a current email address. Also let Jackson of NY know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any documents or communications in paper form. Please provide one email address and print clearly. If you authorize E-delivery but do not provide an email address or the address is illegible, E-delivery will not be initiated.

Client Acknowledgments Page 10 of 11 NV7173 09/16 LONG-TERM SMART NVDA 620SS 09/16 Notice to Applicant 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint Annuitant, or Contingent Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 4. I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson of NY, are variable and may be increased or decreased, and the dollar amounts are not guaranteed. 5. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division. 6. To the best of my (our) knowledge and belief the Contract I (we) have applied for is suitable for my (our) insurance and investment objectives, financial situation and needs. 7. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 8. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be redetermined each Redetermination Date. The redetermined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period. 9. I (We) understand that allocations to the Fixed Account Options, with certain exceptions, are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. 10. I (We) understand that Jackson of NY issues other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) financial representative. 11. I (We) understand that Jackson of NY may restrict the availability of one or more of the Fixed Account Options and/or reserves the right not to accept additional Premium allocations and transfers into the Fixed Account at any time on a nondiscriminatory basis. Please note the following applies to all Guaranteed Minimum Withdrawal Benefits elected on page 7. A Guaranteed Minimum Withdrawal Benefit (GMWB) may not be appropriate for Owners whose primary objective is to take maximum advantage of the tax deferral available to them under an annuity Contract. These endorsements may also have limited usefulness in connection with tax-qualified contracts in relation to Required Minimum Distributions (RMDs) imposed by the IRS. Some withdrawals necessary to satisfy RMDs may prematurely deteriorate the benefits provided by a GMWB. When purchasing a tax-qualified contract, special consideration should be given to whether or not the purchase of a GMWB is appropriate for the Owner's situation, including consideration of RMDs. Please consult a tax advisor. If you make subsequent Premium payments, we will allocate them in the same way as your Contract's first Premium payment unless you tell us otherwise. Please refer to the current prospectus for complete information regarding your elected GMWB, including how additional Premium payments increase your Guaranteed Withdrawal Balance (GWB), as each GMWB works differently. Subject to the benefit terms, conditions, and limitations, the elected GMWB guarantees that a certain amount may be withdrawn annually, regardless of market performance and even if the Contract Value is zero, until the GMWB is terminated. Excess withdrawals may result in a significant reduction in your Guaranteed Annual Withdrawal Amount (GAWA) and GWB. You may not be able to change the Owner, Joint Owner, Annuitants, or primary spousal Beneficiary, depending on which GMWB you have selected. Please note that while Jackson of NY does not currently increase the GMWB charge upon election of an Owner Initiated Step-Up, we retain the right to do so in the future. This application will be attached to and made part of the Contract. Important Information related to Systematic Investments: Systematic Investing does not ensure a profit or protect against loss in a declining market. Principal value and investment return of the Investment Divisions will fluctuate with changes in market conditions. When redeemed, unit values may be more or less than the original purchase price. Please see the prospectus for additional information related to Systematic Investment options.

Page 11 of 11 NV7173 09/16 LONG-TERM SMART NVDA 620SS 09/16 Producer/Representative Acknowledgments Producer/Representative #1 Signature Date Signed(mm/dd/yyyy) First Name Middle Name Last Name Email Address Business Phone Number (include area code) Jackson of NY Prod./Rep. No. Producer/Representative Name #2 Producer/Representative Name #3 Jackson of NY Producer/Representative No. Jackson of NY Producer/Representative No. Percentage Percentage % % Percentage % (print clearly) Program Options A B C D E Extension Owner's Signature Date Signed (mm/dd/yyyy) State where signed Owner's Title (required if owned by an Entity) Date Signed (mm/dd/yyyy)Joint Owner's Signature Date Signed (mm/dd/yyyy) Date Signed (mm/dd/yyyy) Annuitant's Signature (if other than Owner) Joint Annuitant's Signature (if other than Joint Owner) Client Signatures State where signed Producer/Representative Name #4 Jackson of NY Producer/Representative No. Percentage % By signing this form, I certify that: 1. I am authorized and qualified to discuss the Contract herein applied for. 2. I have fully explained the Contract to the client, including Contract benefits, restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs. 3. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief. 4. I have complied with requirements for disclosures and/or replacements as necessary. Program Options Note: If no option is indicated, the designated default will be used. If more than one Producer/Representative is participating in a Program Option on this case, please provide the additional Producer/Representative names, Jackson of NY Producer/Representative numbers and percentages for each (producers # 1-4 totaling 100%). If Percentage is left blank, all Producer/Reps will receive equal shares. It is required for Good Order that all applicable parties to the Contract sign here. Not FDIC/NCUA Insured Not Bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency